UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2021

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2021, NioCorp Developments Ltd. (the “Company”) closed (the “Closing”) its previously announced non-brokered private placement (the “Private Placement”) of units of the Company (the “Units”), each of which consists of one of the Company’s common shares, without par value (the “Common Shares”), and one of the Company’s Common Share purchase warrants (the “Warrants”). Each Warrant is exercisable for one Common Share at a price of C$1.63 until May 10, 2023.

One of the investors in the Private Placement was an entity managed by The Lind Partners, a New York-based institutional fund manager, which holds a convertible security issued by the Company pursuant to a definitive convertible security funding agreement, dated as of February 16, 2021.

Subscription Agreements

In connection with the Private Placement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) by and between the Company and each investor. The Subscription Agreements contain the terms of the Private Placement and typical representations and warranties from the investors to the Company and from the Company to the investors.

The above summary of the material terms of the Subscription Agreements is qualified in its entirety by the actual terms and conditions of the Subscription Agreements, a form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On May 10, 2021, in connection with the Closing, the Company issued 4,334,157 Units at a price of C$1.43 per Unit, for aggregate gross proceeds of approximately C$6.2 million for the Closing. The Units were issued on a private offering basis to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act of 1933 (the “Securities Act”)), the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants the investors made to the Company in connection with their purchase of the Units.

In connection with the Private Placement, as part of a finder’s fee, the Company issued to Research Capital Corporation (“RCC”) 77,961 warrants (the “Broker Warrants”), each of which is exercisable for one Common Share at a price of C$1.63 until May 10, 2023. The Company also paid to RCC a cash commission of C$111,484.23 as part of the finder’s fee. Each of the Broker Warrants and cash commission were equivalent to 3% of the Units raised by RCC. The Broker Warrants were issued to RCC pursuant to the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, pursuant to the representations and covenants RCC made to the Company in connection therewith.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: May 12, 2021	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer